Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oasis Midstream Partners LP of our report dated February 28, 2018 relating to the consolidated financial statements, which appears in Oasis Midstream Partners LP’s Annual Report on Form 10‑K for the year ended December 31, 2017.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 31, 2018

Exhibit 23.1